Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33577) of SLM Corporation of our report dated September 16, 2002 relating to the financial statements of the Sallie Mae 401(k) Savings Plan, formerly the Sallie Mae Employees’ Thrift & Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

McLean, Virginia
October 11, 2002

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